Exhibit 99.1

Company Contact:	Investor Contact:	Media Contact:
Mark Voll	Jim Mathias	Sabrina Joseph
Chief Financial Officer	Shelton Group, Investor Relations	Morphoses
Techwell, Inc.	(972) 239-5119 ext. 115	Public Relations & Marketing Firm
(408) 435-3888	jmathias@sheltongroup.com	(408) 726-1577
investor@techwellinc.com		techwellpr@morphoses.com

Techwell Reports Record Third Quarter 2006 Financial Results

San Jose, Calif. (November 2, 2006) – Techwell, Inc., (NASDAQ: TWLL) a leading provider of mixed signal integrated circuits for multiple video applications in the consumer, security surveillance and automotive markets, today announced financial results for the third quarter ended September 30, 2006.

Third Quarter Highlights:

•                  Recorded revenue growth of over 50 percent year-over-year

•                  Increased revenue across all product lines

•                  Achieved net income of $4.5 million, representing $0.21 earnings per diluted share on a GAAP basis

Net revenue for the third quarter of 2006 was $15.1 million, exceeding the guidance previously provided, compared to net revenue of $12.8 million in the preceding quarter and $9.9 million in the third quarter of 2005.

Net revenue in the third quarter for each of the Company’s product lines consisted of $7.3 million in security surveillance, $2.0 million in LCD display, $5.7 million in video decoders and $100,000 in other revenue.  Gross margin for the third quarter of 2006 was 58 percent, compared to gross margin of 59 percent in the preceding quarter and 49 percent in the same period a year ago.   Operating expenses for the quarter totaled $4.4 million, or 29 percent of total revenue.  This compares to $4.3 million, or 34 percent of revenue, in the preceding quarter and $3.6 million, or 37 percent of revenue, in the same period a year ago.

Net income for the third quarter of 2006 totaled $4.5 million, or $0.21 per diluted share, which included pre-tax stock-based compensation expenses under Statement of Financial Accounting Standard No. 123R (SFAS 123R) of $551,000, before the tax effect of $34,000.  This compares to net income in the second quarter of 2006 of $2.9 million, or $0.15 per diluted share, and net income of $1.3 million, or $0.07 per diluted share, in the third quarter of 2005.  Shares used to compute GAAP net income per diluted share for the third quarter of 2006 was approximately 21.8 million shares.  Non-GAAP net income for the current quarter, which excludes stock-based compensation charges, was $5.0 million, or $0.23 per diluted share.

Techwell reports both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: net income, excluding stock-based compensation and net income per diluted share, excluding stock-based compensation. The most directly comparable GAAP measures are net income and net income per diluted share, respectively. Management believes that, in addition to GAAP metrics, net income, excluding stock-based compensation and net income per diluted share, excluding stock-based compensation assist the Company in evaluating its performance. In addition, management believes these non-GAAP metrics are useful to investors because they allow for a better comparison of financial results in the current period to those in prior periods that utilized different accounting principles in determining stock-based compensation expense as a result of the Company’s adoption in 2006 of SFAS 123R to account for stock-based compensation. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

“During the quarter, we continued to execute on our strategic plan of delivering strong revenue growth, increasing profitability and introducing new products,” stated Hiro Kozato, Founder and Chief Executive Officer of Techwell, Inc.  “Third quarter record revenue was the result of notable increases across all product lines, driven primarily by security surveillance.  This market is growing significantly, and we are now offering products that address a higher silicon content in each security surveillance system.”

Mr. Kozato further commented, “Net income benefited from approximately $400,000 in product development expenses that were planned for but not incurred during the third quarter.  We anticipate incurring these expenses early in the fourth quarter of 2006.  We continue with our new product development initiatives, and remain on track to meet the majority of our objectives for the year despite the shift in expenses.”

Cash and short and long term investments increased by $5.5 million in the quarter resulting in cash and cash equivalents and short and long-term investments of approximately $49.7 million as of September 30, 2006, compared to approximately $44.2 million as of June 30, 2006.

Business Outlook

Techwell anticipates fourth quarter 2006 net revenue to range between $15.5 million and $16.5 million.  Total operating expenses are forecast to range from $4.25 million to $4.75 million, which excludes stock-based compensation expenses.

Third Quarter 2006 Financial Results Conference Call and Web Cast

Techwell, Inc. will host a conference call with the financial community today November 2, 2006 at 2:15 P.M. Pacific Time (PT), 5:15 P.M. Eastern Time (ET). The conference call will be broadcast live on the Company’s Investor Relations website at http://www.techwellinc.com.  Those parties interested in participating via telephone should dial 866-700-6979 with the conference ID number 30201267.  International participants should dial 617-213-8836 and provide the same pass code at the prompt.  A telephone replay of the call will be available approximately two hours after the end of the call and will be available until midnight (ET) Thursday, November 9, 2006. The replay number is 888-286-8010 with a pass code of 40020959.  International callers should dial 617-801-6888 and enter the same pass code at the prompt. An archived version of the Web cast will also be available on the Company’s web site.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to the continued growth of the security surveillance market, Techwell’s product development progress and anticipated development schedule, Techwell’s ability to better address customer requirements, leverage technology capabilities and achieve greater market share, statements relating to continued growth as a public company and its anticipated revenues and operating expenses for the fourth quarter of 2006.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements.  These risks and uncertainties include, but are not limited to:  Techwell’s dependence on increased demand for digital video applications for the consumer, security surveillance and automotive markets, the potential decline in average selling prices for Techwell’s products, competition, dependence on key and highly skilled personnel, the ability to develop new products and enhance existing products, as well as other risks detailed from time to time in its SEC filings, including those described in Techwell’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2006.  Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

About Techwell

Techwell is a fabless semiconductor company that designs, markets and sells mixed signal integrated circuits for multiple video applications in the consumer, security surveillance and automotive markets. Techwell designs both general purpose and application specific products that enable the conversion of analog video signals to digital form and perform advanced digital video processing to facilitate the display, storage and transport of video content. Headquartered in San Jose, CA, Techwell currently has over 90 employees in the U.S., Korea, Taiwan, China and Japan. Please visit www.techwellinc.com for more information.

Techwell, Inc.  and the Techwell, Inc.  logo are trademarks of Techwell, Inc.  All other trademarks are the property of their respective owners.

(Financial Tables to Follow)

TECHWELL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues	$15,101	$9,877	$37,702	$25,259

Cost of Revenues	6,374	4,994	16,112	12,444

Gross Profit	8,727	4,883	21,590	12,815

Operating Expenses
Research and development	2,033	2,217	6,984	6,118
Selling, general and administrative	2,362	1,396	6,064	4,047
Total operating expenses	4,395	3,613	13,048	10,165

Income from operations	4,332	1,270	8,542	2,650
Interest income	617	105	1,024	248

Income before income taxes	4,949	1,375	9,566	2,898
Provision for income taxes	440	52	1,194	120

Net income	$4,509	$1,323	$8,372	$2,778

Net income per share
Basic	$0.22	$0.33	$0.82	$0.71
Diluted	$0.21	$0.07	$0.42	$0.15

Shares used in computing net income per share
Basic	20,093	4,046	10,213	3,902
Diluted	21,787	18,572	19,794	18,215

TECHWELL, INC.

RECONCILIATION OF GAAP NET INCOME

TO NON-GAAP NET INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

GAAP net income	$4,509	$1,323	$8,372	$2,778

Stock-based compensation:
Cost of revenues	35	8	72	26
Research and development	174	109	909	315
Selling, general and administrative	342	(21)	807	265
Total stock-based compensation	551	96	1,788	606

Tax effect on stock-based compensation	(34)	—	(60)	—

Non-GAAP net income	$5,026	$1,419	$10,100	$3,384

Non-GAAP net income per share
Basic	$0.25	$0.35	$0.99	$0.87
Diluted	$0.23	$0.08	$0.51	$0.19

Shares used in computing non-GAAP net income per share
Basic	20,093	4,046	10,213	3,902
Diluted	21,787	18,572	19,794	18,215

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contains non-GAAP financial measures that excludes the income statement effects of stock-based compensation, including the effect of our adoption of SFAS 123R.

We exclude stock-based compensation to calculate non-GAAP net income and non-GAAP earnings per share for the third quarter of 2006 to allow for a better comparison of results in the current period to those in prior periods that did not include SFAS 123R stock-based compensation.

TECHWELL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
	2006	2005
Assets
Current Assets
Cash and cash equivalents	$17,389	$15,982
Short-term investments	31,365	804
Accounts receivable	2,275	3,052
Inventory	6,193	3,113
Prepaid expenses and other current assets	781	2,224
Total Current Assets	58,003	25,175

Property and equipment - net	578	434
Long term investment	989	—
Other assets	57	35
Total	$59,627	$25,644

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit):
Current Liabilities:
Accounts payable	$5,483	$1,336
Accrued liabilities	3,326	2,687
Total Current Liabilities	8,809	4,023

Deferred rent	13	54
Total Liabilities	8,822	4,077

Redeemable convertible preferred stock	—	40,777

Stockholders’ Equity (Deficit):
Common stock	20	4
Additional paid in capital	66,425	5,355
Deferred stock-based compensation	(752)	(1,323)
Accumulated other comprehensive loss	(14)	—
Accumulated deficit	(14,874)	(23,246)
Total Stockholders’ Equity (Deficit)	50,805	(19,210)

Total	$59,627	$25,644